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                                                                    Exhibit 23.1
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Consent

The Board of Directors
Dover Downs Entertainment, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" and under the heading "Selected Consolidated Financial Data" in the prospectus.

/s/ KPMG LLP

Philadelphia, Pennsylvania
MARCH 3, 2000